SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2023

KULR TECHNOLOGY GROUP, INC.
(Exact name of the registrant as specified in its charter)

Delaware	001-40454	81-1004273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4863 Shawline Street, San Diego, California 92111

(Address of principle executive offices) (Zip code)

Registrant’s telephone number, including area code: (408) 663-5247

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14D-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	KULR	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 7, 2023, KULR Technology Group, Inc. (the “Company”) entered into a letter amendment agreement (the “Amendment Agreement”) with YA and Yorkville Advisors Global, L.P (collectively “Yorkville Advisors” or the “Investor”) in order to amend and supplement that certain Letter Agreement dated August 30, 2023 (“August Letter Agreement”) that was entered into between the Company and Yorkville, which August Letter Agreement amended and supplemented that certain Supplemental Agreement dated September 23, 2022.

Pursuant to the Amendment Agreement the Company and Yorkville Advisors agreed to extend, by one month, certain payment dates that were previously established in the August Letter Agreement. As amended by the Amendment Agreement, the Company shall now make the following payments:

•	on or before December 31, 2023, the Company shall pay an amount equal to the sum of (i) $1,500,000 in principal amount, (ii) the Payment Premium (i.e. 5%) in respect of such principal amount, and (iii) all outstanding accrued and unpaid interest in respect of such payment date (collectively, the “December Payment”);

•	on or before January 31, 2023, the Company shall pay an amount equal to the sum of (i) $2,000,000 in principal amount, (ii) the Payment Premium (i.e. 5%) in respect of such principal amount, and (iii) all outstanding accrued and unpaid interest in respect of such payment date (collectively, the “January Payment”); and

•	on or before March 1, 2024, the Company shall pay an amount equal to the sum of (i) the remaining principal amount on the Advances, (ii) the Payment Premium (i.e. 5%) in respect of such principal amount, and (iii) all outstanding accrued and unpaid interest in respect of such payment date (collectively, the “March Payment”).

In addition, pursuant to the Amendment Agreement the Company and Yorkville Advisors agreed that Yorkville shall not submit Investor Notices until January, 2024 and, during the calendar month of January, 2024, Yorkville shall have the option to submit Investor Notices of no more than $1,383,333 in principal amount, which amount shall be decreased by any amount of the December Payment actually paid. Thereafter, during the calendar month of February, 2024, Yorkville shall have the option to submit Investor Notices of no more than $1,383,333 in principal amount, which amount shall be decreased by any amount of the January Payment actually paid. Thereafter, during the calendar month of March, 2024, the Investor shall have the option to submit Investor Notices of no more than $1,383,333 in principal amount, which amount shall be decreased by any amount of the March Payment actually paid.

The foregoing is a summary description of certain terms of the Amendment Agreement. For a full description of all terms, please refer to the Amendment Agreement that is filed herewith as Exhibit 10.1.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit Number	Description of Document
10.1	Amendment Agreement, dated as of November 7, 2023 by and between KULR Technology Group, Inc., YA II PN, LTD, as well as Yorkville Advisors Global, L.P.
104	Cover page of this Current Report on Form 8-K formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

KULR TECHNOLOGY GROUP, INC.

Date: November 7, 2023	By:	/s/ Michael Mo
Michael Mo
President & Chief Executive Officer